SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – June 16, 2004

Artemis International Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29793	13-4023714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 MacArthur Blvd., Ste. 401, Newport Beach, CA		07024
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code - (949) 660-6500

N/A
(Former Name or Former Address, if changed since last report)

ITEM 5. OTHER EVENTS

On June 16, 2004 (the “Closing Date”), Artemis International Solutions Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among itself and the buyers listed on the Schedule of Buyers thereto (collectively, the “Buyers”), whereby it has completed a private placement of $9 million of preferred stock.  In connection with the Securities Purchase Agreement, $2,342,370 of such proceeds shall be placed into escrow for a thirty day period subject to the satisfaction of certain conditions set forth in the Escrow Agreement. Proceeds from the financing will be used for (i) working capital, (ii) the repayment of debt, and (iii) to strengthen the Company’s balance sheet.

In connection with the financing, the Company issued to the Buyers an aggregate of 4,090,909 shares of preferred stock, priced at $2.20 per share, each of which is convertible into one share of common stock. In addition, the Company issued to the Buyers (i) 5-year warrants to purchase an aggregate of 409,090 shares of common stock at an exercise price of $2.64 per share and (ii) 210-day warrants (a) that are exercisable if, and only in the event that, the Six Month Price (as defined below) is below $2.20 and (b) to purchase a variable number of shares of common stock at $.01 per share based upon the Six Month Price.  “Six Month Price” means the greater of $1.75 or the lowest average closing price of the common stock of the Company for any 15 consecutive day period during the six month period immediately following the Closing Date.

Also, in connection with the financing, the Buyers have (i) certain voting consents and (ii) so long as twenty-five percent of the shares of preferred stock are outstanding, the right to elect one member of the board of directors of the Company.

Neither the shares of preferred stock, the warrants sold to the Buyers, nor the shares of common stock to be issued upon conversion of the preferred shares or exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, the shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

In connection with the Securities Purchase Agreement, the Company and the Buyers entered into a Registration Rights Agreement pursuant to which the Company is obligated to file a registration statement with the Securities and Exchange Commission to register the shares of the Company’s common stock to be issued upon conversion of the preferred shares or exercise of the warrants.  In the event that the Company misses either (i) the filing deadline or (ii) the effectiveness deadline set forth in such Registration Rights Agreement, it will be subject to the penalties set forth therein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

3.1           Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

10.1         Securities Purchase Agreement, dated June 16, 2004, between the Company and the Buyers.

10.2         Registration Rights Agreement, dated June 16, 2004, between the Company and the Buyers.

10.3         Escrow Agreement, dated June 16, 2004, between the Company, Emancipation Capital LP and Wachovia Bank.

10.4         Common Stock Purchase Warrant, dated June 16, 2004.

10.5         Common Stock Purchase Warrant, dated June 16, 2004.

99.1         Press Release, dated June 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
(Registrant)

	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich, Chief Financial Officer (principal financial officer and chief accounting officer)

Dated: June 18, 2004

EXHIBIT INDEX

Exhibit

3.1           Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

10.1         Securities Purchase Agreement, dated June 16, 2004, between the Company and the Buyers.

10.2         Registration Rights Agreement, dated June 16, 2004, between the Company and the Buyers.

10.3         Escrow Agreement, dated June 16, 2004, between the Company, Emancipation Capital LP and Wachovia Bank.

10.4         Common Stock Purchase Warrant, dated June 16, 2004.

10.5         Common Stock Purchase Warrant, dated June 16, 2004.

99.1         Press Release, dated June 17, 2004.